Exhibit 99.1

Mammoth Energy Services, Inc. Announces Sale of Engineering Business

Sales Price of $30.0 million; Further Expands Deployment Opportunities

OKLAHOMA CITY - Dec. 2, 2025 - Mammoth Energy Services, Inc. (NASDAQ: TUSK) ("Mammoth" or the "Company") today announced that its subsidiary, Mammoth Energy Partners LLC, has completed a sale of all equity interests in its wholly owned subsidiary, Aquawolf LLC ("Aquawolf"), to Qualus, LLC for an aggregate sales price of $30.0 million, advancing the Company's ongoing transformation and portfolio optimization initiatives.

Aquawolf's revenue grew from $12.1 million in 2022 to $17.3 million in 2024, with net income rising from $1.1 million to $1.8 million over the same period. For the nine months ended September 30, 2025, Aquawolf generated $12.0 million in revenue and $1.3 million in net income.

At closing, Mammoth Energy Partners LLC received total cash proceeds of $23.5 million. An additional $2.5 million was placed into escrow to fund post-closing adjustments for at least ninety days and indemnified liabilities until at least December 1, 2026.

In conjunction with the transaction described above, the Company entered into a consent and release agreement with Fifth Third Bank, National Association ("Fifth Third"), in which Fifth Third consented to the transaction and agreed to release associated collateral. The Company's borrowing base remains unchanged.

Mark Layton, Mammoth's Chief Financial Officer, stated, "This transaction provides another clear proof point of the strategic value we've unlocked this year. We entered the Engineering business in 2018 with one manager and a small initial investment, and over time built it into a team generating $17.3 million of revenue in 2024. Monetizing this business for approximately $30.0 million is a strong outcome and a credit to the people who built the business.

More importantly, this sale reinforces our belief that the underlying value across Mammoth is significantly disconnected from the current share price. We've shown an ability to build and monetize businesses organically, and we'll continue to deploy capital where it creates returns and supports long-term value for shareholders."

About Mammoth Energy Services, Inc.
Mammoth is an integrated, growth-oriented company providing a diversified suite of rental, infrastructure and energy services across North America. Mammoth's offerings span specialized equipment rentals supporting aviation, construction, and energy operations, as well as utility infrastructure solutions, including engineering, design and fiber optic services. The Company also provides natural sand proppant for hydraulic fracturing, directional drilling services, and workforce accommodation facilities designed to support large-scale projects in remote locations. By combining technical expertise with a broad service platform, Mammoth helps customers achieve greater efficiency, flexibility and value across their operations. For more information, please visit www.mammothenergy.com.

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words "anticipate," "believe," "ensure," "expect," "if," "intend," "plan," "estimate," "project,"

"forecasts," "predict," "outlook," "aim," "will," "could," "should," "potential," "would," "may," "probable," "likely" and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements, estimates and projections regarding the Company's business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, plans for stock repurchases under its stock repurchase program, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management's current expectations and beliefs, forecasts for the Company's existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company's forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company's acquisitions and contracts, many of which are beyond the Company's control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: demand for our services; the volatility of oil and natural gas prices and actions by OPEC members and other exporting nations affecting commodities prices and production levels; conditions of U.S. oil and natural gas industry and the effect of U.S. energy, monetary and trade policies; U.S. and global economic conditions and political and economic developments, including the energy and environmental policies; changes in U.S. and foreign trade regulations and tariffs, including potential increases of tariffs on goods imported into the U.S., and uncertainty regarding the same; performance of contracts and supply chain disruptions; inflationary pressures; higher interest rates and their impact on the cost of capital; the failure to receive or delays in receiving the remaining payment under the settlement agreement with PREPA; the Company's inability to replace the prior levels of work in its business segments, including its well completion services segments; risks relating to economic conditions, including concerns over a potential economic slowdown or recession; the loss of or interruption in operations of one or more of Mammoth's significant suppliers or customers; the outcome or settlement of our litigation matters and the effect on our financial condition and results of operations; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; Mammoth's ability to comply with the applicable financial covenants and other terms and conditions under its revolving credit facility; weather; natural disasters; litigation; volatility in commodity markets; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.
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